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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                          ___________________________


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                          ___________________________


      Date of Report (Date of earliest event reported):  January 30, 1996

                      UNION TEXAS PETROLEUM HOLDINGS, INC.
             (Exact name of Registrant as specified in its charter)


          Delaware                     1-9019                    76-0040040
       (State or other               (Commission              (I.R.S. Employer
jurisdiction of incorporation)       File Number)            Identification No.)

       1330 Post Oak Boulevard, Houston, Texas                    77056
      (Address of principal executive offices)                (Zip Code)

      Registrant's telephone number, including area code  (713) 623-6544





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Item 5.  OTHER EVENTS.

             Press Release. The information set forth in the press releases of the registrant dated January 24, 1996 and January 26, 1996, which are filed as exhibits hereto, are incorporated herein by reference.

             Australian Exploration Permit. A subsidiary of Union Texas Petroleum Holdings, Inc. (the "Company") has entered into an agreement to acquire from Pasminco Australia Limited an 80% working interest in the onshore Exploration Permit 373, comprised of 81 blocks covering approximately 1.6 million acres in the Canning Basin of Western Australia. The permit has an initial exploration period expiring in April 1998. The Company will serve as operator of the permit.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits:


Exhibit
Number                    Description
------                    -----------
99.1                              Press release dated January 24, 1996

99.2                              Press release dated January 26, 1996





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                                   SIGNATURE

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        UNION TEXAS PETROLEUM
                                        HOLDINGS, INC.



                                        By:     /s/ Newton W. Wilson, III
                                            -----------------------------------
                                                Newton W. Wilson, III
                                                General Counsel,
                                                Vice President-Administration
                                                and Secretary

Date: January 30, 1996





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                               INDEX TO EXHIBITS

Exhibit
Number           Description
------           -----------
99.1             Press release dated January 24, 1996

99.2             Press release dated January 26, 1996